Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the common units representing limited partner interests in Genesis Energy, L.P. This Joint Filing Agreement shall be included as an exhibit to such filing or filings. In evidence thereof, each of the undersigned, being duly authorized where appropriate, hereby executes this Joint Filing Agreement as of this 2nd day of August, 2007.

DAVISON PETROLEUM PRODUCTS, L.L.C.

By:	/s/ Steven K. Davison
Name:	Steven K. Davison
Title:	Manager

DAVISON TRANSPORT, INC.

By:	/s/ James E. Davison, Jr.
Name:	James E. Davison, Jr.
Title:	President

TRANSPORT COMPANY

By:	/s/ Steven K. Davison
Name:	Steven K. Davison
Title:	President

DAVISON TERMINAL SERVICE, INC.

By:	/s/ James E. Davison, Jr.
Name:	James E. Davison, Jr.
Title:	President

SUNSHINE OIL AND STORAGE, INC.

By:	/s/ James E. Davison, Sr.
Name:	James E. Davison, Sr.
Title:	President

JAMES E. DAVISON, SR.

/s/ James E. Davison, Sr.